EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of this 23rd day of November, 2015, between S&W Seed Company, a Nevada corporation, with offices at 7108 North Fresno Street, Fresno, California 93720 (the "Company") and MFP Partners, L.P., with offices at 667 Madison Avenue, 25th Floor, New York, NY 10665 (the "Purchaser").

WITNESSETH:

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants and the terms set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS

Section 1.1 Certain Defined Terms

As used in this Agreement, the following terms shall have the following meanings:

"Affiliate" of a person or entity shall mean any other person or entity directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such person or entity. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise.

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Stock Equivalents" means any securities of the Company or the Subsidiaries would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

"Effective Date" means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, (b) all of the Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the one-year anniversary of the Closing Date provided that a holder of Shares is not an Affiliate of the Company, all of the Shares may be sold pursuant to an exemption from registration under Section 4(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities issuable upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than pursuant to the terms of such securities) or to extend the term of such securities, (c) securities issuable pursuant to rights granted pro rata to all shareholders of the Company or rights granted to any securities holders of the Company that are outstanding on the date hereof; and (d) securities issued pursuant to acquisitions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) that is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

"FCPA" means the Foreign Corrupt Practices Act of 1977, as amended.

"Governmental Authority" means any United States federal, state or local or any foreign government, governmental regulatory or administrative authority, agency or commission or any court, tribunal or judicial body of competent jurisdiction.

"Indebtedness" of any Person means, without duplication (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a "capital lease", (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

"Issuer Covered Person" shall have the meaning ascribed to such term in Section 3.1(oo).

"Law" means any foreign, local, state or federal law, ordinance, regulation, order, injunction or decree, or common law or any other binding requirement of a Governmental Authority.

"Liens" means encumbrances, mortgages, claims (pending or threatened), security interests, options, charges, pledges, title defects or objections, easements, encroachments or restrictions of any kind of any nature whatsoever, lock-up arrangements, options or rights of first offer or refusal, or stop transfer order.

"Person" means any entity, organization or individual.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Shares by the Purchaser as provided for in the Registration Rights Agreement.

"Required Approvals" shall have the meaning ascribed to such term in Section 3.1(e).

"SEC Documents" shall mean each form, report, schedule, statement and other document filed or required to be filed by the Company with the Commission pursuant to the Exchange Act through the date hereof, including any filed amendment to such document, whether or not such amendment is required to be so filed.

"Short Sales" means all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

"Subsidiary" means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or the OTCCQX (or any successors to any of the foregoing).

"Transaction Documents" means this Agreement and the Registration Rights Agreement, all exhibits and schedules, if any, thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated thereunder and hereunder.

"Transfer Agent" means Transfer Online, Inc.

ARTICLE 2 - PURCHASE AND SALE

Section 2.1 Purchase and Sale of Securities.

At the Closing (as defined in Section 8.1), the Company will sell and issue to the Purchaser, and the Purchaser will purchase (the "Closing"), One Million One Hundred Eighty Thousand Seven Hundred Twenty-two (1,180,722) shares of the Company's authorized and unissued Common Stock (the "Shares"), free and clear of all Liens other than transfer restrictions under applicable securities laws and any Liens resulting from actions of the Purchaser and his Affiliates.

Section 2.2 Purchase Price.

At the Closing the Purchaser will pay to the Company Four Million Eight Hundred Ninety-nine Thousand Nine Hundred Ninety-six Dollars and Thirty Cents ($4,899,996.30) (the "Purchase Price") ($4.15 per share) as payment in full for the Shares purchased by the Purchaser hereunder. The amount required to be paid pursuant to this Section 2.2 shall be paid by wire transfer of immediately available funds at Closing to an account designated by the Company no later than one business day prior to Closing.

Section 2.3 Deliveries by the Company.

At the Closing, the Company shall deliver or cause to be delivered to the Transfer Agent such documents as may be required by the Transfer Agent to issue certificate(s) for the Shares in Purchaser's name.

Section 2.4 Deliveries by Purchaser.

At the Closing, the Purchaser will deliver or cause to be delivered to the Company the Purchase Price by wire transfer of immediately available funds to an account designated by the Company.

ARTICLE 3 - COMPANY REPRESENTATIONS AND WARRANTIES

3.1 Except as otherwise disclosed in the Company's Annual Report on Form 10-K for the year ended June 30, 2015 or its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, the Company hereby makes the following representations and warranties to the Purchaser:

(a) Subsidiaries. All of the direct and indirect Subsidiaries (both domestic and foreign) of the Company are set forth in the SEC Documents. Other than as disclosed in the SEC documents, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Except as otherwise stated in the SEC Documents, the Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries owned by the Company or such Subsidiary.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on (i) the transactions contemplated by the Transaction Documents, (ii) the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, individually or taken as a whole, or (iii) the Company's ability to perform on a timely basis its obligations under any Transaction Document (any of clauses (i), (ii) or (iii), a "Material Adverse Effect"). No Proceeding has been instituted in any applicable jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power, authority or qualification of the Company or its Subsidiaries.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out the Company's obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company, the Board of Directors or the Company's shareholders in connection herewith or therewith, other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice, lapse of time, or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to other Persons any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, debt or other instrument (evidencing Company or Subsidiary Indebtedness or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, such as could reasonably be expected to result in a Material Adverse Effect; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing of a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, (iii) the filing of a Shares Outstanding Change Notification with The Nasdaq Stock Market within ten (10) days of the Closing Date reflecting the increase in the number of shares outstanding resulting from the transactions contemplated hereby, and (iv) the filing of a Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the "Required Approvals").

(f) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(g) Capitalization. The capitalization of the Company is as set forth in the SEC Documents. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of stock options under the Company's equity incentive plans. Other than pursuant to Exempt Issuances, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Shares or pursuant to the Company's equity incentive plan, outstanding warrants disclosed in the SEC Documents and the 8% Senior Secured Convertible Debentures (the "Debentures") or other Exempt Issuances, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, Common Stock Equivalents or capital stock of any Subsidiary. Other than pursuant to the provisions of the outstanding warrants issued in December 2014, the issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Other than as set forth in the SEC Documents, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company and each Subsidiary are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's shareholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not and has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's or any Subsidiary's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) neither the Company nor any Subsidiary has sold any assets outside the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $200,000, (iv) neither the Company nor any Subsidiary has altered its method of accounting, (v) neither the Company nor any Subsidiary has declared or made any cash or stock dividend or distribution to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (vi) neither the Company nor any Subsidiary has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company or Subsidiary equity incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information that has not been granted. No event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company, its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (each, an "Action") that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company, nor any Subsidiary nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect. None of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of clauses (i), (ii) and (iii) as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder ("Environmental Laws"); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each of clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. All of the Company's and each Subsidiary's owned real property is set forth in the SEC Reports (the "Real Property"). Except as disclosed in the SEC Reports, the Company and each Subsidiary have good and marketable title in fee simple to all such Real Property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company or such Subsidiary, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or such Subsidiary and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company or any Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company or such Subsidiary is in compliance. Except as set forth in the SEC Reports, none of the Company's Subsidiaries owns or leases any real property.

(p) Intellectual Property. The Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). None of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to $20 million. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees. Except as set forth in the SEC Documents, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option and restricted stock unit agreements under any equity incentive plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms. The Company's certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company or its Subsidiaries.

(t) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(u) Private Placement. Assuming the accuracy of the Purchaser's representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the principal Trading Market.

(v) Investment Company. Neither the Company nor any Subsidiary is, nor is an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company and its Subsidiaries shall conduct their respective businesses in a manner so that none will become an "investment company" subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. Other than the Purchaser pursuant to the Transaction Documents, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(x) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation, and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation, as a result of the Company's issuance of the Shares and the Purchaser's ownership of the Shares.

(z) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of release, no press release disseminated by the Company during the twelve (12) months preceding the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(aa) No Integrated Offering. Assuming the accuracy of the Purchaser's representations and warranties set forth in Section 4, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act that would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder: (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts or believes it will incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

The Company has no knowledge of any facts or circumstances that lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

(cc) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or any Subsidiary know of no basis for any such claim.

(dd) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

(ee) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(ff) Acknowledgment Regarding the Purchaser's Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby, and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser's purchase of the Shares. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(gg) Acknowledgment Regarding Purchaser's Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) except as expressly set forth in the Transaction Documents, the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or

"derivative" securities based on securities issued by the Company or to hold the Shares for any specified term, (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or "derivative" transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities, (iii) the Purchaser, and counter-parties in "derivative" transactions to which any such Purchaser is a party, directly or indirectly, may presently have a "short" position in the Common Stock and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities at various times, and (z) such hedging activities (if any) could reduce the value of the existing shareholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(hh) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ii) Form S-3 Eligibility. The Company is eligible to register the resale of the Shares for resale by the Purchaser on Form S-3 promulgated under the Securities Act.

(jj) Stock Option Plans. Each stock option granted by the Company under the Company's equity incentive plan was granted (i) in accordance with the terms of the Company's equity incentive plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company's equity incentive plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(kk) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC").

(ll) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company shall so certify upon Purchaser's request.

(mm) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(nn) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, or any Subsidiary, threatened.

(oo) No Disqualification Events. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder upon request.

(pp) Other Covered Persons. The Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

(qq) Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(rr) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ss) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(tt) Franchise Taxes. There are no unpaid franchise taxes claimed by the taxing authority of any jurisdiction to be due by the Company or any Subsidiary, and the officers of the Company or any Subsidiary know of no basis for any such claim.

ARTICLE 4 - PURCHASER REPRESENTATIONS AND WARRANTIES

The Purchaser hereby represents and warrants to the Company the following:

Section 4.1 Power and Authority.

The Purchaser has the right, power and authority to execute, deliver and perform this Agreement and all the documents and instruments referred to herein and contemplated hereby and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Purchaser and will constitute a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, or equitable principles.

Section 4.2 No Conflicts.

The execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated herein by the Purchaser will not: (i) violate, conflict with, result in a breach or default under, cause termination of, create any right of termination under or any adverse change of rights under, (including the acceleration of payments under) any term or condition of, or result in the creation of any Lien pursuant to, any mortgage, indenture, contract, license, permit, instrument, or other agreement, document or instrument to which such Purchaser is a party or by which such Purchaser or any of its properties may be bound or (ii) violate any provision of Law or any valid and enforceable court order or ruling of any Governmental Authority to which Purchaser is a party or by which Purchaser or its properties may be bound as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to consummate the transactions contemplated by this Agreement.

Section 4.3 Required Consents, Approvals and Filings.

No consent or approval is required by virtue of the execution of this Agreement by the Purchaser or the consummation of the transaction contemplated herein by the Purchaser.

Section 4.4 Accredited Investor.

The Purchaser is an accredited investor as that term is defined in Section 501 of Regulation D promulgated under the Securities Act.

Section 4.5 Purchase for Investment.

The Purchaser is acquiring the Shares for its own account in the ordinary course of its business, for investment only and not with a view to the distribution thereof in violation of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Section 4.6 Restricted Securities.

The Purchaser acknowledges that the Shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and, accordingly, the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available and the certificates evidencing the Shares will be legended accordingly. Without limiting the generality of the foregoing, the Purchaser acknowledges that, unless the resale of the Shares is covered under an effective registration statement, the Shares may not be sold pursuant to Rule 144 for a period of six (6) months from the date of Closing, and, if the Purchaser is deemed an affiliate of the Company at the time of such future sale, that it must comply with the volume and manner of sale restrictions of Rule 144 applicable to affiliates of an issuer.

Section 4.7 Sophistication.

The Purchaser has, independently and without reliance upon the Company and its Affiliates, and based on such documents and information as the Purchaser has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition of the Company, investment merits and consequences of its purchase of the Shares and made its own decision with respect to its purchase of the Shares. The Purchaser has consulted to the extent deemed appropriate by it with its own advisers as to the financial, tax, legal and related matters concerning a purchase of the Shares and on that basis understands the financial, legal, tax and related consequences of a purchase of the Shares, and believes that a purchase of the Shares is suitable and appropriate for him. The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares. The Purchaser understands that its investment in the Shares involves a significant degree of risk including a risk of total loss of its investment, and it is fully aware of and understands all the risk factors related to its purchase of the Shares. The Purchaser acknowledges that the Company and its Affiliates have or may have material non-public information relating to the business or financial condition of the Company, or relating to the Shares, that has not been disclosed to the Purchaser and which information may impact the value of the Shares, and that notwithstanding such non-disclosure, the Purchaser has received information deemed by it to be sufficient to allow it to make an independent and informed decision with respect to its acquisition of the Shares contemplated hereunder.

Section 4.8 Broker.

The Purchaser has not employed any broker or finder in connection with the transactions contemplated by its Agreement.

Section 4.9 No General Solicitation.

The Purchaser did not learn of the investment in the Shares as a result of any public advertising or general solicitation, including without limitation, by means of a registration statement or prospectus.

ARTICLE 5 - OTHER AGREEMENTS OF THE PARTIES

Section 5.1 Consents and Approvals.

The Company and the Purchaser shall take, or cause to be taken, all actions and shall do, or cause to be done, all things necessary under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement and the transactions contemplated hereby by any Governmental Authority with regulatory jurisdiction over enforcement of any applicable antitrust or other similar regulatory Laws ("Governmental Regulatory Authority") (which actions shall include, without limitation, furnishing all information required by applicable Law in connection with approvals of or filings with any Governmental Regulatory Authority).

Section 5.2 Taxes.

All liability for sales, transfer, use, gross receipt or other similar taxes arising out of the transactions contemplated by this Agreement shall be borne by the Company. Responsibility for collecting and paying such taxes shall be as required under applicable Law.

Section 5.3 Registration.

The Company will include the Shares as "Registrable Securities" pursuant to the terms of the Registration Rights Agreement in the form attached hereto as Exhibit A. This Section 5.3 shall survive the Closing.

Section 5.4 Rule 144 Legal Opinions.

From time-to-time following the satisfaction of the applicable conditions to the public sale of the Shares by Purchaser as set forth in Rule 144 promulgated under the Securities Act, the Company agrees promptly following the request therefor from Purchaser to cause its counsel to provide to the Company and its transfer agent, if required, an opinion to the effect that such transfer does not require registration of the Shares under the Securities Act.

Section 5.5 Indemnification of Purchaser.

(a) Subject to the provisions of this Section 5.5, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who "controls" such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of, arising out of, or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any Action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any Person who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents, any transaction financed in whole or in part, directly or indirectly, with the proceeds from the issuance of the Shares, or the status of such Purchaser Party as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents (other than (x) an Action by the Company based solely upon such Purchaser Party's breach of the Transaction Documents, (y) an Action by governmental authorities based solely upon violations by such Purchaser Party of state or federal securities laws or (z) an Action arising solely as a result of any conduct by such Purchaser Party which has been determined by a final, non-appealable judicial decision to constitute fraud, gross negligence or willful misconduct).

(b) If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Action there is, in the reasonable opinion of counsel to the Purchaser Party, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld, conditioned or delayed or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

(c) The indemnification required by this Section 5.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

(d) Given that a Purchaser Party may be entitled to indemnification (a "Jointly Indemnifiable Purchaser Claim") from both the Company, pursuant to this Agreement, and from any other person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such person or otherwise (the "Indemnitee-Related Purchaser Entities"), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Purchaser Party in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Purchaser Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Purchaser Party may have from the Indemnitee-Related Purchaser Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Purchaser Entities and no right of recovery the Purchaser Party may have from the Indemnitee-Related Purchaser Entities shall reduce or otherwise alter the rights of the Purchaser Party or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Purchaser Entities shall make any payment to the Purchaser Party in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Purchaser Claim, the Indemnitee-Related Investor Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Purchaser Party against the Company, and the Purchaser Party shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Purchaser Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Purchaser Entities shall be third-party beneficiaries with respect to this Section 5.5, entitled to enforce this Section 5.5 against the Company as though each such Indemnitee-Related Investor Entity were a party to this Agreement.

Section 5.6 Transfer Restrictions.

(a) The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144 or in connection with a pledge as contemplated in Section 5.6(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company (it being agreed that the opinion of Purchaser's in-house counsel shall be acceptable to the Company), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of granting any transferee of Shares any rights pursuant to any of the Transaction Documents, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 5.6, of a legend on any of the Shares in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD (I) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SELECTED BY THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker- dealer or grant a security interest in some or all of the Shares to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such pledge would not be deemed a transfer, sale or assignment, would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor would be required in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Shares may reasonably request in connection with a pledge of the Shares, including, if the Shares are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(d) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 5.6(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 5.6, it will, no later than three (3) Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the "Legend Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.6. Certificates for Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser's prime broker with the Depository Trust Company System as directed by such Purchaser.

(e) If the Company fails to issue to the Purchaser a certificate without such legend or to deliver such Shares to the Purchaser by the Legend Removal Date, and if on or after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Shares that the holder anticipated receiving without legend from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Purchaser's request and in the Purchaser's discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such unlegended Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Purchaser such unlegended Shares as provided above and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price of the Common Stock as reported by Bloomberg, L.P. on the Legend Removal Date. Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Shares as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(f) The Purchaser agrees with the Company that such Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 5.6 is predicated upon the Company's reliance upon this understanding.

Section 5.7 Furnishing of Information; Public Information.

(a) Until the Purchaser owns no Shares, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, (i) if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail for any reason to satisfy any condition set forth in Rule 144(i)(2) (each of clauses (i) and (ii), a "Public Information Failure"), then, in addition to the Purchaser's other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Shares, an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required for the Purchaser to transfer the Shares pursuant to Rule 144. The payments to which the Purchaser shall be entitled pursuant to this Section 5.7 are referred to herein as "Public Information Failure Payments." Public Information Failure Payments shall be paid on the earlier of (y) the last day of the calendar month during which such Public Information Failure Payments are incurred and (z) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Purchaser's right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

Section 5.8 Integration.

The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

Section 5.9 Shareholder Rights Plan.

No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an "Acquiring Person" under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under the Transaction Documents or under any other agreement between the Company and the Purchaser.

Section 5.10 Use of Proceeds.

The Company shall use the net proceeds from the sale of the Shares hereunder for payment of monthly redemptions pursuant to the Debentures and for working capital purposes.

Section 5.11 Participation in Future Financing.

From the date hereof until the date that is the two (2) year anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, debt securities that are convertible into equity or a combination of units thereof (other than for a transaction that generates gross proceeds of up to $5 million) (a "Subsequent Financing"), the Purchaser shall have the right to participate up to its Pro Rata Portion of the Subsequent Financing, on the same terms, conditions and price provided for in the Subsequent Financing.

(b) Approximately four (4) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing (a "Subsequent Financing Notice"). The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) If the Purchaser desires to participate in such Subsequent Financing, it must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the third (3rd) Trading Day (or in the case of a confidentially marketed public offering or registered direct offering, the next Trading Day), after the Purchaser has received the Subsequent Financing Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser's participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Purchaser as of such third (3rd) Trading Day (or the next Trading Day in the case of a confidentially marketed public offering or registered direct offering), the Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d) "Pro Rata Portion" means the percentage of the Subsequent Financing equal to the number of shares of Common Stock beneficially owned by the Purchaser divided by the number of outstanding shares of Common Stock, provided, however, that in no event shall the total shares of Common Stock beneficially owned by the Purchaser as a result of its participation in a Subsequent Financing exceed 19.9%.

(e) The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 5.11, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(f) The Company and the Purchaser agree that if the Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Shares purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, the Transaction Documents, without the prior written consent of the Purchaser.

(g) Notwithstanding anything to the contrary in this Section 5.11 and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to the Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Purchaser will not be in possession of any material, non-public information, by the fourth (4th) Trading Day following delivery of the Subsequent Financing Notice. If by such fourth (4th) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(h) Notwithstanding the foregoing, this Section 5.11 shall not apply in respect of an Exempt Issuance.

(i) The terms of this participation right as set forth above supersede Section 5.11 of the Securities Purchase Agreement between the Company and the Purchaser dated December 30, 2015.

Section 5.12 Form D; Blue Sky Filings

The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof promptly after such filing to the Purchaser upon request. The Company shall take such action, as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser on or before the Closing under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of such actions promptly to the Purchaser. The Company shall make all filings and reports relating to the offer and sale of the Shares required under such laws following the Closing Date.

Section 5.13 Rescission and Withdrawal Right.

Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document, and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 5.14 Replacement of Shares.

If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

Section 5.15 Remedies.

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.16 Payment Set Aside.

To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.17 Liquidated Damages.

The Company's obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

Section 5.18 Nasdaq Notification.

Within ten (10) days of the Closing Date, the Company shall file with The Nasdaq Stock Market a Shares Outstanding Change Notification reflecting the increase in the number of shares outstanding resulting from the transactions contemplated hereby.

Section 5.19 WAIVER OF JURY TRIAL.

IN ANY ACTION OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

ARTICLE 6 - CONDITIONS TO THE COMPANY'S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby will be subject to the satisfaction (or written waiver by the Company), at or prior to the Closing, of the condition that there shall be in effect no injunction, decree or order of, any Governmental Authority that prohibits or renders unlawful the consummation of the transactions contemplated hereby.

ARTICLE 7 - CONDITIONS TO PURCHASER'S OBLIGATIONS

The obligation of the Purchaser to consummate the transactions contemplated hereby is subject to the satisfaction (or written waiver by such Purchaser), at or prior to the Closing, of the conditions that there shall be in effect no injunction, decree or order of, any Governmental Authority that prohibits or renders unlawful the consummation of the transactions contemplated hereby.

ARTICLE 8 - CLOSING

Section 8.1 Closing.

Assuming the satisfaction or, if permitted, wavier of the conditions set forth in Articles 6 and 7, the closing of the transactions contemplated hereby (the "Closing") shall take place on November 24, 2015, at the Company's offices, or such earlier time and/or date as the parties may agree upon in writing (the "Closing Date"). If the conditions set forth in Articles 6 and 7 are not satisfied by November 24, 2015, the Closing shall take place within three (3) business days of the satisfaction or, if permitted, wavier of the conditions set forth in Articles 6 and 7. At the Closing, the Company will make the deliveries set forth in Section 2.3, and the Purchaser will deliver the Purchase Price in accordance with Section 2.4.

Section 8.2 Termination Prior to Closing.

Notwithstanding the foregoing, this Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

    Upon the written agreement of the parties hereto;

    By the Company or Purchaser, by giving written notice to the other party in the event that any permanent injunction or action by any Governmental Authority preventing the consummation of the transactions contemplated by this Agreement shall be have become final and nonappealable; or

(C) By the Company or Purchaser, by written notice to the other party, if the Closing has not been consummated on or before three (3) Business Days from the date hereof.

Section 8.3 Effect of Termination.

Termination of this Agreement pursuant to Section 8.2 will terminate all obligations of the parties hereunder, except for Sections 9.7, 9.9 and 9.10; provided, however, that termination pursuant to such Section 8.2 will not relieve a defaulting or breaching party from any liability to the other party hereto.

ARTICLE 9 - MISCELLANEOUS

Section 9.1 Entire Agreement.

This Agreement and all other agreements to be signed or delivered at Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.

Section 9.2 Waivers.

No waiver by a party with respect to any breach or default or of any right or remedy and no course of dealing or performance, will be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver is expressed in writing signed by the party to be bound. Failure of a party to exercise any right will not be deemed a waiver of such right or rights in the future.

Section 9.3 Parties Bound by Agreement; Successors and Assigns; Nature of the Company's Obligations.

The terms, conditions and obligations of this Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Neither of the parties hereto may transfer or assign its rights, duties or obligations hereunder or any part thereof to any other person or entity without the prior written consent of the other parties hereto.

Section 9.4 Counterparts

This Agreement may be executed in multiple counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

Section 9.5 Notices.

All notices, requests and other communications to any party hereunder shall be in writing and shall be given (and shall be deemed to have been duly given when received or first refused) (i) by hand delivery, (ii) by overnight courier, express mail service or registered or certified mail, in each case with postage or fees prepaid, or (iii) by facsimile or email transmission (with a copy of any such notice sent by hand delivery, overnight courier, express mail service or registered or certified mail, in each case with postage or fees prepaid) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

S&W Seed Company
7108 North Fresno Street, Suite 380
Fresno, California 93720
Attention: Matthew K. Szot, Chief Financial Officer
Facsimile: (559) 884-2750
Email: mszot@swseedco.com

If to Purchaser:

MFP Partners, L.P.
667 Madison Avenue, 25th Floor
New York, NY 10665
Attention: Timothy E. Ladin, General Counsel and Vice President
Fax: (212) 752-7265
Email: tladin@mfpllc.com

Section 9.6 Governing Law; Submission to Jurisdiction.

All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 5.5, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

Section 9.7 Public Announcements.

Except as required by Law, any announcements or similar publicity or any disclosure to any person other than the respective advisors of the parties hereto regarding the contents of this Agreement or any other agreement between the parties entered into pursuant hereto shall be agreed upon by the parties prior to such disclosure and, except as provided herein, any information relating to the matters described above shall be kept confidential by the parties hereto (and their respective representatives and agents); provided that nothing herein shall prohibit the Company from making such disclosure to the Company's Affiliates and any shareholders of the Company and its Affiliates; and provided further, that this prohibition shall not be deemed breached in the event the Company is required to disclose this transaction under the rules and regulations of the Commission applicable to the Company.

Section 9.8 No Third-Party Beneficiaries.

Other than as set forth in Section 5.5(d) of this Agreement, there exists no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

Section 9.9 Fees and Expenses.

Except as provided in this Section 9.9 below, each party hereto shall bear its own expenses in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement. The foregoing notwithstanding, the Company shall reimburse the Purchaser for its legal fees incurred in connection with the transactions contemplated by the Transaction Documents, up to a maximum of Ten Thousand Dollars ($10,000).

Section 9.9 Survival.

Unless this Agreement is terminated under Section 8.2, the representations and warranties of the Company and the Purchaser contained in Article 3, and the agreements and covenants set forth in Article 5, shall survive the Closing and the delivery of the Shares.

Section 9.10 Amendments; Waivers.

No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, and in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 9.11 Interpretation.

Words of the masculine gender will be deemed and construed to include correlative words of the feminine and neuter genders. Words importing the singular number will include the plural number and vice versa unless the context will otherwise indicate. The headings of this Agreement are for convenience and do not define or limit the provisions hereof. Words importing persons include firms, associations and corporations. The term "herein," "hereunder," "hereby," "hereto," "hereof" and any similar terms refer to this Agreement, the term "heretofore" means before the date of execution of this Agreement and the term "hereafter" means after the date of execution of this Agreement. References herein to "include," "includes" or "including" shall mean without limitation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

S&W SEED COMPANY

By: /s/ Matthew K. Szot
Matthew K. Szot
Executive Vice President of Finance and
Administration and Chief Financial Officer

PURCHASER:

MFP PARTNERS, L.P.

By: MFP Investors LLC,
Its General Partner

By: /s/ Timothy E. Ladin
 Timothy E. Ladin
General Counsel and Vice President

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made and entered into as of this ___ day of November, 2015, between S&W Seed Company, a Nevada corporation, with offices at 7108 North Fresno Street, Fresno, California 93720 (the "Company") and MFP Investors LLC, with offices at 667 Madison Avenue, 25th Floor, New York, NY 10665 (the "Investor").

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and the Investor (the "Purchase Agreement") in connection with the following.

W I T N E S S E T H

WHEREAS, the Company and the Investor have entered into the Purchase Agreement providing for the offer and sale of 1,180,722 shares of the Company's Common Stock (the "Shares") in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder;

WHEREAS, as an inducement to the Investor to purchase the Shares, the Company has agreed to provide the Investor with certain registration rights.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Holders agree as follows:

ARTICLE I

Certain Definitions

For purposes of this Agreement, the following terms shall have the following meanings:

  The term "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

  The term "Business Days" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

  The term "Board" means the Board of Directors of the Company.

  The term "Commission" means the United States Securities and Exchange Commission or any successor agency.

  The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  The term "Person" (but not "person") means any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

  The term "Purchase Price" means $4.15 per Share.

  The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Any terms used in this Agreement and not defined herein shall have the meanings given such terms in the Purchase Agreement.

ARTICLE II

REGISTRATION OF COMMON STOCK; INDEMNIFICATION

Section 2.01    Registrable Securities. For the purposes of this Agreement, "Registrable Securities" means the Shares; provided that (i) any Shares of Common Stock will cease to be Registrable Securities, and (ii) the Company will not be obligated to maintain the effectiveness of the Resale Registration Statement (as defined below), and the Company's obligations under Section 2.02 will cease, with respect to the Registrable Securities of a holder thereof (a "Holder") following the date on which (a) such securities have been sold or otherwise transferred by the Holder thereof pursuant to an effective registration statement; (b) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act; or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144. The period of time during which the Company is required to keep the Resale Registration Statement effective is referred to as the "Effectiveness Period."

Section 2.02    Registration. Within thirty (30) days following the date hereof (the "Filing Date"), the Company shall prepare and file a resale registration statement on Form S-3 or another applicable form, if Form S-3 is not then available, registering offers and sales of Registrable Securities held by the Investor and any other Holders of Registrable Securities pursuant to Rule 415 under the Securities Act (such registration statement together with all exhibits thereto and any post-effective amendment thereto that becomes effective, the "Resale Registration Statement"); provided that at all times the Company shall use its commercially reasonable best efforts to cause the Commission to declare the Resale Registration Statement, including any post-effective amendments thereto, to be declared effective at the earliest practicable date. Notwithstanding the foregoing or anything to the contrary in this Article II, if the Company grants registration rights to one or more other holders of its Common Stock that are more favorable to such holders than the registration rights granted hereunder, with respect to underwritten offerings or otherwise, the Company and holders of a majority of the Registrable Securities hereunder shall in good faith amend this Agreement to reflect such more favorable terms as reasonably as practicable.

Section 2.03    Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in this Article II, the Company will use its best efforts to:

  cause the Resale Registration Statement (and any other related registrations, qualifications or compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities until the distribution thereof is complete) to become effective as soon as practicable following the filing thereof;

  prepare and file with the Commission the amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith and take all other actions as may be necessary to keep the Resale Registration Statement continuously effective until the disposition of all securities in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in the Resale Registration Statement will be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to the dispositions;

  (i) at least five (5) Business Days before filing with the Commission, furnish to each Holder and its counsel (if any) copies of all documents proposed to be filed with the Commission in connection with such registration, which documents will be subject to the review and reasonable comment of such Holder and its counsel; (ii) furnish to each Holder of Registrable Securities a reasonable number of copies of the Resale Registration Statement, of each amendment and supplement thereto, and of the prospectus included in the Resale Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and the other documents (including exhibits to any of the foregoing), as the Holder may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by such Holder; and (iii) respond as promptly as practicable to any comments received from the Commission with respect to each Resale Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Resale Registration Statement that pertains to the Holders as "Selling Stockholders" but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company.

  register or qualify the Registrable Securities covered by the Resale Registration Statement under the securities or "blue sky" laws of the various states as any Holder reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable a Holder to consummate the disposition in such states of the Registrable Securities owned by such Holder, except that the Company will not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 2.03(d), be obligated to be qualified, or to subject itself to taxation in any jurisdiction;

  notify the Holders promptly, and confirm such notice in writing, (i)(A) when a prospectus as contained in the Resale Registration Statement (a "Prospectus") or any Prospectus supplement or post-effective amendment has been filed, and (B) with respect to a Resale Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Resale Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the existence of any fact or the happening of any event that makes any statement made in such Resale Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Resale Registration Statement, Prospectus or documents so that, in the case of the Resale Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (v) of the Company's reasonable determination that a post-effective amendment to a Resale Registration Statement would be appropriate, or (vi) of any request by the Commission or other governmental authority for amendments or supplements to a Resale Registration Statement or related Prospectus or for additional information that pertains to the Holders as "Selling Stockholders" or the "Plan of Distribution," and to promptly prepare a supplement or amendment to such Resale Registration Statement or Prospectus to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as may reasonably be requested;

  make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Resale Registration Statement or any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible time.

Section 2.04    Rule 144. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission that at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

  make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act;

  file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act;

  so long as a Holder owns any unregistered Registrable Securities, furnish to the Holder upon any reasonable request a written statement by the Company as to its compliance with the public information requirements of Rule 144 promulgated under the Securities Act and/or the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and any other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any Registrable Securities without registration (excluding any reports or documents of the Company that the Company, in its sole discretion, deems confidential); provided that to the extent such documents and reports are available on the Commission's website, the Company shall not be required to provide the copies contemplated by this subsection (c); and

  take such further action as any Holder may reasonably request to enable such Holder to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.

Section 2.05    Registration and Selling Expenses. All expenses incurred by the Company in connection with the Company's performance of or compliance with this Article II, including, without limitation, (i) all Commission registration and filing fees, (ii) blue sky fees and expenses, (iii) all necessary printing and duplicating expenses and (iv) all fees and disbursements of counsel and accountants retained on behalf of the Company, will be paid by the Company. Each Holder may, at its election, retain its own counsel and other representatives and advisors as it chooses at its own expense.

Section 2.06    Partial Liquidated Damages. If: (i) the Resale Registration Statement is not filed on or prior to its Filing Date (if the Company files the Resale Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 2.03(c) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration of the Resale Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Resale Registration Statement will not be "reviewed" or will not be subject to further review, or (iii) prior to the effective date of a Resale Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Resale Registration Statement within eighteen (18) days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Resale Registration Statement to be declared effective; provided, however, that this clause (iii) shall not apply to comments received from the Commission staff relating to accounting issues or comments relating to one or more Holders, so long as the Company continues to use its reasonable best efforts to be in a position to fully respond to such comments as soon as practicable, or (iv) the Company fails to comply with the permitted Black-Out Periods (defined below) set forth in Section 2.07; or (v) if the Resale Registration Statement when declared effective fails to register all of the Registrable Securities (any such failure or breach being referred to as an "Event", and for purposes of clauses (i) through (v), the date on which such Event occurs, or "Event Date"), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate Purchase Price paid by such Holder for the Shares pursuant to the Purchase Agreement, up to an aggregate maximum of 4.0%. If the Company fails to pay any partial liquidated damages pursuant to this Section 2.06 in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. For purposes of clarity, in the event the Company complies with the provisions set forth in clause (i) through (v) above, the partial liquidated damages provided in this Section 2.06 shall not be assessed, provided, however, that nothing herein shall derogate from the Company's requirement in the event of a Public Information Failure to make the payment required pursuant to Section 5.7(b) of the Purchase Agreement.

Section 2.07    Inability to Use Prospectus; Black-Out Periods. Each Holder agrees that, upon receipt of any notice from the Company of (i) the happening of any event of the kind described in Sections 2.03(e)(i)(A), 2.03(e)(ii), 2.03(e)(iii), 2.03(e)(iv), 2.03(e)(v) or 2.03(e)(vi) hereof, or (ii) a determination by the Board that it is advisable to suspend use of the Prospectus for a discrete period of time due to pending corporate developments such as negotiation of a material transaction which the Company in its sole discretion after consultation with legal counsel, determines it would be obligated to disclose in the Resale Registration Statement, which disclosure the Company believes would be premature or otherwise inadvisable at such time or would have a material adverse effect on the Company and its stockholders, such Holder will forthwith discontinue disposition of such Registrable Securities pursuant to the Resale Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.03(b) hereof, or until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. The period of time in which the use of a Prospectus or Resale Registration Statement is so suspended shall be referred to as a "Black-Out Period." The Company agrees to so advise such Holder promptly of the commencement and termination of any such Black-Out Period, and the Purchasers agree to keep the fact of such Black-Out Period confidential. The Company shall not impose a Black-Out Period under this Section 2.07 for more than ninety (90) consecutive days and not more than twice in any given twelve (12) month period; provided, that at least sixty (60) days must pass between Black-Out Periods, and the total aggregate length of all Black-Out periods within any twelve (12) month period shall not exceed one hundred and twenty (120) days. Notwithstanding the foregoing, the Company may suspend use of any Resale Registration Statement if the Commission's rules and regulations prohibit the Company from maintaining the effectiveness of a Resale Registration Statement because its financial statements are stale at a time when its fiscal year has ended or it has made an acquisition reportable under Item 2.01 of Form 8-K or any other similar situation until the Company's Form 10-K has been filed or a Form 8-K, including any required pro forma or historical financial statements, has been filed, respectively (provided that the Company shall use its reasonable best efforts to cure any such situation as soon as possible so that the Resale Registration Statement can be used at the earliest possible time).

Section 2.08    Certain Obligations of Holders.

  As a condition to the inclusion of its Registrable Securities in the Resale Registration Statement, each Holder will furnish to the Company the information regarding the Holder as is legally required in connection with any registration, qualification or compliance referred to in this Article II.

  Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities pursuant to the Resale Registration Statement without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

  Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Resale Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing the Registrable Securities, if applicable, is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with this Agreement and the Resale Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

  Each Holder is hereby advised that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to sales of the Registrable Securities offered pursuant to the Resale Registration Statement and agrees not to take any action with respect to any distribution deemed to be made pursuant to the Resale Registration Statement that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

  The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 2.02 may be assigned in whole or in part by a Holder in connection with the transfer of such Registrable Securities, provided, that: (i) the transfer of the Registrable Securities and the rights to register such Registrable Securities are affected in accordance with applicable securities laws, (ii) the transfer involves not less than fifty percent (50%) of the Shares, (iii) the Holder gives prior written notice to the Company, and (iv) the transferee agrees to comply with the terms and provisions of this Agreement in a written instrument reasonably satisfactory in form and substance to the Company and its counsel. Except as specifically permitted by this Section 2.08, the rights of a Holder with respect to Registrable Securities will not be transferable to any other Person, and any attempted transfer will cause all rights of the Holder to registration of Registrable Securities under this Article II to be forfeited, void ab initio and of no further force and effect.

  With the written consent of the Company and each Holder affected or potentially affected by such proposed waiver, any provision of Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 or 2.09 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Upon the effectuation of each waiver, the Company will promptly give written notice thereof to such Holders.

Section 2.09    Indemnification.

  By the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each Holder of Registrable Securities being sold, its directors, officers, employees, members, managers, partners, agents, and each other Person, if any, who controls (within the meaning of the Securities Act and the rules and regulations thereunder) such Holder (each, an "Indemnified Person") against all losses, claims, damages, liabilities, and expenses (including legal fees and expenses and all costs incident to investigation or preparation with respect to such losses, claims, damages, liabilities, and expenses and to reimburse such Indemnified Person for such costs as incurred) (collectively, the "Losses") caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in the Resale Registration Statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by or on behalf of such Holder in writing expressly for use therein or by such Holder's failure to deliver a copy of the Resale Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same and notified such Holder of such obligation. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees, and agents and each Person who controls (within the meaning of the Securities Act and the rules and regulations thereunder) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities being sold.

  By the Investor. In connection with any registration statement in which a Holder of Registrable Securities is participating pursuant to this Agreement, each such Holder will, if requested, furnish to the Company in writing information regarding such Holder's ownership of Registrable Securities and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, and each Person who controls (within the meaning of the Securities Act and the rules and regulations thereunder) the Company against all Losses caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in the Resale Registration Statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished to the Company in writing by or on behalf of such Holder expressly for use therein; provided, however, that each Holder's obligation to indemnify the Company hereunder shall be apportioned between each Holder based upon the net amount received by each Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Holders of Registrable Securities sold pursuant to such registration statement, no such Holder being liable to the Company in excess of such apportionment; and provided, further (i) that each Holder's obligation to indemnify the Company hereunder shall be apportioned between each Holder as is appropriate to reflect the relative fault of such Holder on the one hand, and of each other Holder on the other, in connection with the statements or omissions that resulted in such Losses. The relative fault of each Holder on the one hand, and each other Holder on the other, shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Holder and the parties' relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission.

  Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, that the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

  Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate, and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision, and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it that are different from or in addition to the defenses available to such indemnifying party or if a conflict or potential conflict of interest exists, in either of which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail diligently to contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed). The indemnifying party shall not, without the prior written consent of an indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceedings in respect of which indemnity has been sought hereunder by such indemnified party unless (i) such settlement includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on the claims that are the subject matter of such proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

  Jointly Indemnifiable Claims. Given that an Indemnified Person may be entitled to indemnification (a "Jointly Indemnifiable Claim") from both the Company, pursuant to this Agreement, and from any other Person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such Person or otherwise (the "Indemnitee-Related Entities"), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnified Person in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Person may have from the Indemnitee-Related Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnified Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnified Person or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnified Person in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person against the Company, and the Indemnified Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 2.09(e), entitled to enforce this Section 2.09(e) against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.

  Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

  Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances, including the relative fault of such Person, in connection with the statements or omissions that resulted in Losses. The relative fault of each Person shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person and the parties' relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Investor and any Affiliate of such Investor shall not be required to make a contribution in excess of (i) the net amount received by such Investor (or its Affiliate) from the sale of Registrable Securities.

ARTICLE III

Miscellaneous

Section 3.01    Inconsistent Agreements. Without the prior written consent of the Investor, the Company shall not enter into any registration rights agreement that conflicts, or is inconsistent, with the provisions of Article II hereof.

Section 3.02    Specific Performance. Each of the Investor and the Company acknowledge and agree that, in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. The Investor and the Company hereby agree that, in addition to any other remedy to which the Investor may be entitled at law or in equity, the Investor shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

Section 3.03    Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

Section 3.04    Entire Agreement. Except for the Purchase Agreement, this Agreement (a) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein, and (b) amends and supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

Section 3.05    Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier, by electronic or facsimile transmission, or telecopied with confirmation of receipt to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered, delivered by electronic or facsimile transmission, or telecopied, or one day after delivery to a courier for next-day delivery.

If to the Company, to:

S&W Seed Company
7108 North Fresno Street, Suite 380
Fresno, CA 93720
Attention: Chief Executive Officer and Chief Financial Officer
Fax: (559) 884-2750
Email: mgrewal@swseedco.com and mszot@swseedco.com

with a copy (which shall not constitute notice) to:

Murphy & Weiner, a Professional Corporation
430 Cambridge Avenue, Suite 100
Palo Alto, CA 94306
Attention: Debra K. Weiner
Fax: (650) 323-1108
Email: debbie@murphyweiner.com

If to the Investor or the Holder(s), to:

MFP Partners, L.P.
c/o MFP Investors LLC
667 Madison Avenue, 25th Floor
Attention: Timothy E. Ladin
Fax: (212) 752-7265
Email: tladin@mfpllc.com

Section 3.06    Applicable Law. The substantive laws of the State of New York shall govern the interpretation, validity, and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws.

Section 3.07    Severability. The invalidity, illegality, or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 3.08    Successors; Assigns. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, and permitted assigns, including, without limitation and without the need for an express assignment or assumption, any successor in interest to an Investor, whether by a sale of all or substantially all of its assets, merger, consolidation, or otherwise. Neither this Agreement nor the rights or obligations of any party hereunder may be assigned, except as otherwise provided in this Agreement. Any such attempted assignment in contravention of this Agreement shall be void and of no effect.

Section 3.09    No Third-Party Beneficiaries. Nothing in this Agreement creates in any Person not a party to this Agreement (other than permitted assignees and a Person indemnified pursuant to Section 2.09 hereof with respect to such indemnification rights and any Holders of the Registrable Securities with respect to the rights to which they are entitled hereunder ) any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto.

Section 3.10    Amendments. This Agreement may not be amended, modified, or supplemented unless such modification is in writing and signed by the Company and each Investor.

Section 3.11    Waiver. Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

Section 3.12    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

S&W SEED COMPANY

By: __________________________________
Matthew K. Szot
Executive Vice President of Finance and
Administration and Chief Financial Officer

PURCHASER:

MFP PARTNERS, L.P.

By: MFP Investors LLC,
Its General Partner

By: __________________________________
Timothy E. Ladin
General Counsel

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]